UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2014

PIKE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32582	20-3112047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Pike Way

Mount Airy, NC 27030

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 789-2171

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 30, 2014, the Board of Directors of Pike Corporation (the “Company”) approved a new form indemnification agreement (the “Indemnification Agreement”), which was entered into by the Company and each member of its Board of Directors (collectively, the “Directors”). The Indemnification Agreements were entered into as a result of the reincorporation of the Company from the State of Delaware to the State of North Carolina on November 5, 2013 (the “Reincorporation”) and provide benefits under North Carolina law comparable to those set forth in the prior indemnification agreements between the Company and the Directors, which were subject to Delaware law. Specifically, the Indemnification Agreements provide that the Company will indemnify and hold harmless a Director if the Director is made or is threatened to be made a party to or is otherwise involved in certain legal proceedings as a result of actions related to the Director’s service as a director of the Company or as a director, officer, partner, member, trustee, administrator, employee or agent of another enterprise at the Company’s request. Such indemnification includes all attorneys’ and experts’ fees and expenses and all other costs and expenses in connection with investigating, defending, being a witness in or otherwise participating in (including an appeal), or preparing to investigate, defend, be a witness in or otherwise participate in (including an appeal) any such proceeding, provided that the Director acted in good faith and in a manner the Director reasonably believed to be in or not opposed to the best interests of the Company. The Indemnification Agreements require the Company to advance the expenses incurred by a Director in defending against any such proceeding. However, the Director must deliver an undertaking to the Company to repay all amounts advanced unless it is ultimately determined that the Director is entitled to be indemnified. The rights of the Directors under the Indemnification Agreements are not exclusive and are in addition to their rights under the Company’s Amended and Restated Articles of Incorporation, Amended and Restated Bylaws and under applicable law.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by the contents of such agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 31, 2014, also as a result of the Reincorporation, the Company entered into an amendment (the “Amendment”) with each of Anthony K. Slater, Audie G. Simmons and Timothy G. Harshbarger to their executive employment agreements (the “Employment Agreements”) to provide that the indemnification provisions of the Employment Agreements would be governed by North Carolina law and subject to North Carolina venue. A copy of the form of Employment Agreement was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 12, 2009.

On January 30, 2014, J. Eric Pike, the Company’s Chairman and Chief Executive Officer, entered into the Indemnification Agreement as a Director, and the disclosure required by this Item and included in Item 1.01 with respect thereto is incorporated by reference.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the contents of such agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Exhibit Description

10.1*	Form of Indemnification Agreement between Pike Corporation and its directors

10.2*	Form of Amendment to Employment Agreement between Pike Corporation and its executive officers

*	Indicates a management contract or compensatory plan or arrangement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIKE CORPORATION

Date: January 31, 2014	By:	/s/ Anthony K. Slater
	Name:	Anthony K. Slater
	Title:	Executive Vice President and
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported:	Commission File No:
January 30, 2014	1-32582

PIKE CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1*	Form of Indemnification Agreement between Pike Corporation and its directors

10.2*	Form of Amendment to Employment Agreement between Pike Corporation and its executive officers

*	Indicates a management contract or compensatory plan or arrangement.